Exhibit 5.2

UBS AG Bahnhofstrasse 45 CH-8098 Zurich Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00

Dated as of November 14, 2014 HAD | MBA 317857 | Legal Opinion | 6743103_1.docx

UBS AG – Form F-3 Registration Statement for Debt Securities and Warrants

Ladies and Gentlemen

We, Homburger AG, have acted as Swiss counsel to UBS AG, a corporation organized under the laws of Switzerland (the Company), in connection with the registration under the Securities Act of 1933 (the Act) of debt securities and warrants to be offered on a continuous basis under the Registration Statement as defined hereinafter (the Securities).

Capitalized terms used herein shall have the meaning attributed to them in the Registration Statement unless otherwise defined herein.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

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For purposes of this opinion, we have only examined the following documents (collectively, the Documents):

(i)	an electronic copy of the Form F-3 Registration Statement dated as of November 14, 2014 (the Registration Statement);

(ii)	a copy of the articles of incorporation (Statuten) of the Company, in the version dated as of May 7, 2014 (the Articles);

(iii)	an electronic excerpt from the Register of Commerce for the Company, dated as of November 14, 2014 (the Excerpt);

(iv)	an electronic copy of the resolutions of the Group Treasurer of the Company, dated as of November 14, 2014 (the Resolutions);

(v)	an electronic copy of the organizational regulations (Organisationsreglement) of the Company, including Annex B “Responsibilities and Authorities” thereto, in the version of October 1, 2014 (the Organizational Regulations);

(vi)	an electronic copy of the “Business Regulations Corporate Center” in the version effective as of March 26, 2014 (the Business Regulations and, together with the Organizational Regulations, the Internal Regulations); and

(vii)	an electronic copy of the “Delegations of Authorities for Corporate Center” valid from March 26, 2014 (the Delegation).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications on the Registration Statement under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to the Registration Statement, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

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II.	Assumptions

For the purpose of this opinion, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, in the manner and by the individuals purported to have executed or certified, as the case may be, such documents;

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements (except as to Swiss law) made to us in connection with the Documents are, true and accurate;

(d)	as far as any obligation under or in connection with the Registration Statement and the Securities is required to be performed in any jurisdiction outside of Switzerland, its performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(e)	the Securities will neither directly nor indirectly be offered or distributed in or from Switzerland or to Swiss investors having a domicile in Switzerland nor be listed on a Swiss exchange;

(f)	any issuance of individual Securities will be approved in accordance with the Internal Regulations and the Delegation, each as amended from time to time;

(g)	except as expressly opined upon herein, all representations and warranties made by the Company in the Registration Statement are true and accurate;

(h)	the Registration Statement has been executed by any two “Authorized Officers” set out in Schedule I to the Resolutions and as required by the Act and the rules and regulations promulgated thereunder;

(i)	the Excerpt is correct, complete and up-to-date, and the Articles, the Internal Regulations and the Delegation are in full force and effect and have not been amended;

(j)	the Resolutions (including, without limitation, the list of “Authorized Officers” set out in Schedule I thereto) (i) have been duly resolved in meetings duly convened and otherwise in the manner set forth therein, and (ii) have not been rescinded or amended and are in full force and effect;

(k)	the issuance of Securities to be issued and sold from time to time does not and will not lead to a violation by the Company of applicable bank regulatory capital adequacy rules; and

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(l)	all required corporate approvals by the Company will be taken if the aggregate initial public offering price of all the securities having been issued and sold from time to time pursuant to the Resolutions (including the Securities) exceeds USD 15,000,000,000 (or its equivalent in another currency, currencies or composite currency).

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland.

2.	All necessary corporate action by the Company related to the authorization of the issuance and sale of the Securities and of the execution of any documents in connection therewith was duly authorized in conformity with the Articles, the Internal Regulations and the Delegation as a matter of Swiss law.

3.	If and when (i) the Registration Statement has become effective under the Act, (ii) the terms of the debt securities and of their issuance and sale have been duly established in conformity with the indenture relating to the debt securities so as not to violate Swiss law, (iii) the terms, issuance and sale of such debt securities have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions and (iv) the debt securities have been duly executed and duly authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, and assuming the validity of the debt securities under the laws of the State of New York by which they are assumed to be governed, the payment obligations under the debt securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights and to general principles of equity (including the principle of good faith) under Swiss law and Swiss public policy.

4.	If and when (i) the Registration Statement has become effective under the Act, (ii) the terms of the warrants and of their issuance and sale have been duly established in conformity with the indenture relating to the warrants so as not to violate Swiss law, (iii) the terms, issuance and sale of such warrants have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions and (iv) the warrants have been duly executed and duly authenticated in accordance with such indenture and issued and sold as contemplated in the Registration Statement, and assuming the validity of the warrants under the laws of the State of New York by which they are assumed to be governed, the payment and delivery obligations under the warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights and to general principles of equity (including the principle of good faith) under Swiss law and Swiss public policy.

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5.	With respect to the warrants to be issued under a warrant agreement as described in the prospectus forming a part of the Registration Statement, if and when (i) the Registration Statement has become effective under the Act, (ii) the warrant agreement under which such warrants are to be issued has been duly authorized, executed and delivered in such form as will not violate Swiss law, (iii) the terms, issuance and sale of such warrants have been approved by any two “Authorized Officers” set out in Schedule I to the Resolutions, (iv) the terms of such warrants and of their issuance and sale have been duly established in conformity with such warrant agreement so as not to violate Swiss law, and (v) such warrants have been duly executed and duly authenticated in accordance with such warrant agreement and issued and sold as contemplated in the Registration Statement, and assuming the validity of the warrants under the laws of the State of New York by which they are assumed to be governed, the payment and delivery obligations under such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws and principles of general applicability relating to or affecting creditors’ rights and to general principles of equity (including the principle of good faith) under Swiss law and Swiss public policy.

IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	Claims may become barred under statutes of limitation or prescription, or may be or become subject to available defences such as set-off, counter-claim, non-performance, misrepresentation, material error, frustration, overreaching, duress or fraud. Further, limitations may apply with respect to any indemnification and contribution undertakings by the Company if a court considers any act of the indemnified person as wilful or negligent, and an obligation to pay an amount may be unenforceable if the amount is held to constitute an excessive penalty (such as exemplary or punitive damages).

(c)	The Registration Statement and certain other exhibits to the Registration Statement provide for the obligation of the Company to pay additional amounts to the extent withholding tax is imposed on any payments under such agreements and securities. Such obligations may – if the payments were classified by the Swiss federal tax administration as made by an entity resident or situated in Switzerland for Swiss taxation purposes – violate Article 14 of the Swiss Federal Withholding Tax Act of October 13, 1965 which stipulates that (i) Swiss withholding tax (Verrechnungssteuer) to be withheld from any payment must be charged to the recipient of the payment, and (ii) contradictory agreements are null and void as to this issue.

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(d)	We express no opinion as to the accuracy or completeness of the information set out in the Registration Statement or of the representations and warranties set out in the Registration Statement.

(e)	Further, we express no opinion as to banking or insurance regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. Also, we express no opinion as to tax matters.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in each Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished by us, as counsel to the Company, and may be relied upon by the Company in connection with the filing of the registration of the Securities, and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission, or relied upon by any other person.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being Zurich 1.

Sincerely yours,

HOMBURGER AG